UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2019

Roan Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32720	83-1984112
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 Hertz Quail Springs Pkwy Oklahoma City, OK		73134
(Address of Principal Executive Offices)		(Zip Code)

(405) 896-8050

Registrant’s Telephone Number, including Area Code

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	ROAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Common Stock Subscription Agreement

On June 19, 2019, the Company entered into a commitment letter for a $100 million term loan facility with affiliates of certain significant shareholders of the Company. In connection with the commitment, on June 26, 2019, the Company entered into a Common Stock Subscription Agreement with the affiliates of certain significant shareholders of the Company, pursuant to which in exchange for the commitments and $0.001 per share of Class A common stock of the Company (the “Common Stock”), the Company issued 1,525,395 shares of Common Stock on June 26, 2019 for an aggregate price of $1,525.40 (the “Issuance”). The Issuance is exempt from registration under Section 4(a)(2) of the Securities Act of 1933. The terms of the commitment letter and Common Stock Subscription Agreement were evaluated and negotiated by an independent committee of the Board of Directors of the Company comprised of board members unaffiliated with the lending parties with the assistance of financial and legal advisors.

A copy of the Common Stock Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Common Stock Subscription Agreement is qualified in its entirety by references thereto.

Amendment to the Registration Rights Agreement

On June 26, 2019, in connection with the Common Stock Subscription Agreement, the Company entered into an amendment (the “RRA Amendment”) to its Registration Rights Agreement, dated as of September 24, 2018, by and among the Company and each of the other parties listed on the signature pages thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”). Pursuant to, and subject to the limitations set forth in, the RRA Amendment, the Company has agreed to register under federal securities laws the public offer and resale of the shares of Common Stock held by the purchasers or certain of their affiliates or permitted transferees, including the shares of Common Stock issued pursuant to the Common Stock Subscription Agreement, on a shelf registration statement as soon as reasonably practicable following the issuance thereof.

A copy of the RRA Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the RRA Amendment is qualified in its entirety by references thereto.

Entry Into Term Loan Credit Facility

On June 27, 2019, the Company entered into a Credit Agreement (the “Term Loan Facility”) between the Company, as borrower, Cortland Capital Market Services LLC, as administrative agent, and the lenders party thereto.

The loans under the Term Loan Facility were funded at 97.5% of the original principal amount of such loans and the proceeds of those loans will be used (a) to purchase certain assets from Roan Resources LLC (the “Curlin Assets”) or to make contributions to Roan Resources LLC concurrently with the assignment and distribution of the Curlin Assets to the Company, (b) to fund operations of the Company and its subsidiaries, (c) after transfer to Roan Resources LLC on terms acceptable to the lenders under the Term Loan Facility, to pay outstanding borrowings under Roan Resources LLC’s credit facility, and (d) to pay fees and expenses related to the transactions. Subsequent borrowings under the Term Loan Facility are subject to customary conditions precedent for transactions of this nature.

The Term Loan Facility contains customary representations, warranties, affirmative and negative covenants, and events of default for transactions of this nature. In addition, the Term Loan Facility contains customary prepayment provisions; provided that the Term Loan Facility contains a requirement to pay a prepayment premium equal to the sum of (x) 1.0% of the aggregate amount of any loans prepaid or repaid plus (y) the amount of interest that would have accrued on such loans had they remained outstanding for a minimum of one year.

The obligations of the Company under the Term Loan Facility are (a) guaranteed by Linn Energy, Inc. and Roan Holdings Holdco, LLC, each a wholly-owned subsidiary of the Company (collectively, the “Guarantors”) and (b) secured by first-priority liens on substantially all of the tangible and intangible assets of the Company and the Guarantors, including the Curlin Assets.

A copy of the Term Loan Facility is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Term Loan Facility is qualified in its entirety by references thereto.

Item 3.02	Unregistered Sales of Equity

The information set forth under Item 1.01 of this Current Report is incorporated in this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Amendment to the Registration Rights Agreement, dated June 26, 2019, by and among Roan Resources, Inc. and each of the other parties listed on the signature pages thereto.

10.1	Common Stock Subscription Agreement, dated June 26, 2019, by and among Roan Resources, Inc. and each of the other parties listed on the signature pages thereto.

10.2	Credit Agreement, dated June 27, 2019, by and among Roan Resources, Inc., Cortland Capital Market Services LLC and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROAN RESOURCES, INC.

Date: June 28, 2019

	By:	/s/ David Treadwell
	Name:	David Treadwell
	Title:	Vice President, General Counsel and Corporate Secretary

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